Exhibit 10.36
AMENDMENT NO. 1 TO AGREEMENT FOR WATER SERVICE
Arapahoe County Fairgrounds
THIS AMENDMENT NO. 1 TO AGREEMENT FOR WATER SERVICE (“Amendment No. 1”) is made and entered into this  _____  day of August 2008, by and between the RANGEVIEW METROPOLITAN DISTRICT, a quasi-municipal corporation and political subdivision of the State of Colorado acting by and through its water activity enterprise (“Rangeview”), PURE CYCLE CORPORATION, a Colorado Corporation (successor by merger to Pure Cycle Corporation, a Delaware corporation) (“Pure Cycle”), and ARAPAHOE COUNTY, a political subdivision of the State of Colorado (the “County”).
WHEREAS, Rangeview, Pure Cycle and County entered into an Agreement for Water Service, dated August 3, 2005, concerning the Arapahoe County Fairgrounds (the “Agreement”);
WHEREAS, pursuant to provisions of the Agreement, including paragraph 4.3, the County is obligated to fund certain Special Facilities “A” and “B” by (i) selling groundwater to Pure Cycle, (ii) making an initial cash payment and (iii) making monthly capital facilities surcharge payments (“MCFS”);
WHEREAS, the County made the initial cash payment required by the Agreement in the amount of $397,235.00;
WHEREAS, pursuant to the provisions of the Agreement the County made an initial conveyance of 26.95 acre feet a year of groundwater from the Laramie-Fox Hills formation on or about September 2, 2005;
WHEREAS, pursuant to the Agreement the County was to pursue a modified decree with respect to additional groundwater rights in the Laramie Fox-Hills and Denver formations, and then make a conveyance of additional groundwater to Pure Cycle;
WHEREAS, the County has recently obtained additional groundwater rights as contemplated by the Agreement; however, the amount of water which the County can convey pursuant to the decrees is less than anticipated in the Agreement and the decrees have taken longer to obtain than originally anticipated;
WHEREAS, the parties have reached a mutual understanding as to the amounts to be paid and the groundwater to conveyed by the County for Special Facilities “A” and “B,” in light of the developments mentioned in the preceding paragraph, and desire to enter into this Amendment No. 1 to make the Agreement consistent with the parties mutual understanding.
NOW, THEREFORE, in consideration of the mutual promises and undertakings set forth herein the parties agree that the Agreement is hereby amended as follows:
1. Assuming the County continues to pay the MCFS monthly on a timely basis, the entire amount of the monthly MCFS that the County was and is obligated to pay under the Agreement is $6,849.70 per month through July of 2016.

2. The County previously agreed to pay, and has paid to Pure Cycle, an additional amount of $600.19 per month as interest (“Groundwater Interest Payments”) commencing as of August, 2006 through July, 2008, as compensation for the delay in obtaining the decrees for the additional groundwater rights. The Groundwater Interest Payments were calculated at a rate of 3% per annum based on the estimated groundwater purchase price set forth in Section 5.3 of the Agreement of $240,075. The County shall no longer be obligated to pay the additional $600.19 per month.
3. The parties agree that as of the effective date of this Amendment No. 1, the County is current on all payments due to Pure Cycle under the Agreement with respect to Special Facilities “A” and “B.” As of August 8, 2008, the County has paid a total of $164,772.05 in principal and interest towards the MCFS and a total of $14,404.56 in Groundwater Interest Payments.
4. The County agrees to provide executed deeds to Pure Cycle conveying good and merchantable title without encumbrances to 58.93 acre feet per year of Laramie Fox-Hills formation groundwater and 235.22 acre feet per year of Denver formation groundwater within 14 days of the effective date of this Amendment No. 1. The forms of the deeds to be used to convey such groundwater are attached hereto as Exhibits A, B and C.
5. In addition, the County shall pay Pure Cycle the amount of $34,070.00 to compensate Pure Cycle for the difference between the amount of groundwater that was anticipated to be conveyed by the Agreement and the amount actually to be conveyed. Such payment shall be made within 14 days of the effective date of this Amendment No. 1.
6. The parties agree that upon conveyance of the groundwater rights set forth in Section 4 hereof and payment of the amount set forth in Section 5 hereof, the County will have satisfied its obligations under Sections 5.2 and 5.3 of the Agreement and it will have no further obligations to pay for or convey the groundwater described in Section 4 hereof and Sections 4.2 and 5.3 of the Agreement, except the obligation to provide any correction deed or other conveyance reasonably required to assure that Pure Cycle has good and merchantable title to such groundwater without encumbrances. In addition, the parties agree that the County shall have no further obligation to pay for Special Facilities “A” and “B” except for the monthly MCFS as set forth in Section 1 hereof.
7. All terms and conditions of the Agreement, except to the extent they have been amended by the provisions of this Amendment No. 1, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1, effective as of the day and year first above written.

ARAPAHOE COUNTY

By:

Title:

ATTEST:

RANGEVIEW METROPOLITAN DISTRICT, acting by and through its water activity enterprise

By:

Title:

ATTEST:

PURE CYCLE CORPORATION, a Colorado corporation

By:

Title:

ATTEST:

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